UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 2, 2018)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Royal Boulevard South, Suite 150 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On May 2, 2018, MedoveX Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected accredited investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company offered up to $1,000,000 in units (each, a “Unit” and collectively, the “Units”) at a purchase price of $100,000 per Unit (the “Offering”). Each Unit consists of one thousand (1,000) shares of the Company’s 5% Series B Convertible Preferred Stock (the “Series B Shares”) and warrants (the “Warrants”) to purchase two hundred fifty thousand (250,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Each Series B Share is convertible into 300 shares of Common Stock at a conversion price of $0.40 per share. The Series B Shares also entitle the holders to a 5% annual dividend. The Warrants are exercisable for a period of three (3) years from the date of issuance at an exercise price of $0.75 per share. The Warrants are exercisable on a cashless basis in the event that the underlying shares are not subject to an effective registration statement.

In the Offering, the Company sold an aggregate of 3.4 Units and issued to the Investors an aggregate of 3,400 Series B Shares and 850,000 Warrants to Purchase Common Stock, resulting in total $340,000 gross proceeds to the Company. The 3,400 Series B Shares sold in the Offering are convertible into an aggregate of 1,020,000 shares of Common Stock.

In connection with the Offering, the Company agreed to file a registration statement including the Shares of Common Stock underlying the Warrants and the Series B Shares. The foregoing description of the terms of the Securities Purchase Agreement, the Certificate of Designation for the Series B Shares and Warrant is not complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, the Certificate of Designation and Warrant, which are filed as Exhibit 10.1, 3.1 and 10.2 to the Current Report on Form 8-K and are incorporated by reference herein.

Each of the Investors is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the Series B Shares and Warrants were sold to them in reliance on the exemption from registration provided by Rule 506 and Section 4(2) of the Act.

Item 3.02 Unregistered Sales of Equity Securities

The incorporation set forth in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 1, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of 5% Series B Convertible Preferred Stock (the “Series B COD”) with the Secretary of State of the State of Nevada, effective May 2, 2018. The Series B COD fixes the rights, preferences, powers, restrictions and limitations of the Series B Shares. The Series B COD authorizes 500,000 Series B Shares and sets forth the rights, powers and preferences of the Series B Shares.

The summary of the rights, powers and preferences of the Series B Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The foregoing summary of certain material terms of the Series B COD does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series B COD. A copy of the Series B COD is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation for Series B 5% Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, by and between MedoveX Corporation and the Investors
10.2	Form of Warrant issued by MedoveX Corporation to each of the Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	MEDOVEX CORPORATION

	By:	/s/ Jarrett Gorlin
Jarrett Gorlin
Chief Executive Officer